Exhibit 99.1

Eco Innovation Launches New Corporate Website (www.Ecoig.com)

Eco Innovation Group, Inc.

Tue, February 2, 2021, 8:00 AM

VAN NUYS, Calif., Feb. 02, 2021 (GLOBE NEWSWIRE) -- Eco Innovation Group, Inc. ("ECOX" or the "Company") (OTC: ECOX), an innovative company aggregating investments in new technologies that promote environmental and social well-being, and the advancement of green energy solutions, is pleased to announce the full launch of the Company’s new and improved online presence at ecoig.com.

“Our new online home base provides for detailed access into our vision for Eco Innovation Group,” remarked Julia Otey-Raudes, President and CEO. “We have a leadership presence on the IP side, with multiple disruptive technologies set to mature into the marketplace at a time when the world is finally ready to embrace this approach. And now we have a suitable digital platform that will help us advance those objectives while maintaining a close connection with our shareholders and the general public.”

The Eco Innovation website has been designed to provide visitors with full insight into the Company’s operations and strategic vision through a sleek interface. Management encourages current and prospective shareholders and ecologically concerned innovators to test-drive that experience.

Ecoig.com provides for a clear, user-friendly platform to present the Company’s objectives and encourage connection with interested innovators in the space who wish to take advantage of the Company’s positioning and resources to foster mutual success and advance the over-arching mission of ecologically sustainable solutions. The website is also designed to be expanded as ECOX broadens its relationships and strategic accomplishments over time.

Otey-Raudes added, “Environmental sustainability and shareholder value aren’t at odds anymore. That false dichotomy has become overly ripe for displacement by a new paradigm that recognizes the long-term alignment between commercial and ecological viability. Our new online presence is at www.ecoig.com, and we see it as the new home base for our part in that revolution.”

About Eco Innovation Group

Eco Innovation Group was founded by Inventors and Business Professionals to help nurture and catalyze the most innovative and impactful products and services, and to deliver those innovations to the world, improving the quality of life in our communities and the world around us, while delivering value to our shareholders. At ECOX, we are dedicated to developing and commercializing successful products. But we will never lose sight of the fact that we exist, first and foremost, to help people and improve life on the planet we all share. We take our Social Responsibility Contract seriously in all our endeavors. It is not only what we do. It is who we are. For more information, visit www.ecoig.com.

FORWARD-LOOKING STATEMENTS: This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Corporate Contact:
Eco Innovation Group, Inc.
Julia.Otey@ecoig.com
www.ecoig.com

Public Relations:
EDM Media, LLC
https://edm.media
(800) 301-7883